                                                                     EXHIBIT 21


                        SUBSIDIARIES OF THE REGISTRANT

                                                       STATE OF INCORPORATION
                                                       ----------------------

Accent Mortgage Services, Inc.                                Georgia

Accent Real Estate Group, Inc.                                Georgia

Beachside Commons I, Inc.                                     Florida

LAHA No. 1                                                    Georgia


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